Exhibit 99.1
ANNUAL MEETING OF STOCKHOLDERS OF
_____________
10:00 a.m.
Montammy Golf Club
Route 9W & Montammy Drive
Alpine, New Jersey 07620
Please date, sign and mail
your proxy card in the envelope
provided as soon as possible.
Please Detach and Mail in the Envelope Provided
THE BOARD OF DIRECTORS OF REFAC (THE “COMPANY”) RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS (1)-(8) BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

☑ PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1.
To adopt and approve the Agreement and Plan of Merger, dated as of August 22, 2005, as amended, by and among the Company, OptiCare Merger Sub, Inc., a Delaware corporation, OptiCare Health Systems, Inc., a Delaware corporation, and solely with respect to certain sections, each of Dr. Dean J. Yimoyines, Linda Yimoyines and Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership, and to approve the merger contemplated thereby, including the issuance of shares of Refac common stock in the merger.
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.
To adopt and approve the Agreement and Plan of Merger, dated as of August 22, 2005, as amended, by and among the Company, USV Merger Sub, Inc., a Delaware corporation, U.S. Vision, Inc., a Delaware corporation, and the stockholders of U.S. Vision, Inc., including the issuance of shares of Refac common stock in the merger.
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To restate the Company’s Restated Certificate of Incorporation (the “current charter”) to increase the Company’s authorized common stock from 20,000,000 shares to 25,000,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To restate the current charter to eliminate the classified Board of Directors.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To restate the current charter to change the name of the Company to Refac Optical Group.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To elect three directors to the Company’s Board of Directors as Class 3 Directors and one director to the Company’s Board of Directors as a Class 1 Director.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.)

NOMINEES FOR CLASS 3 DIRECTOR: 01-MELVIN A. MESKIN, 02-JEFFREY D. SERKES, 03-DENNISON T. VERU

NOMINEE FOR CLASS 1 DIRECTOR: 01-JEFFREY A. COLE

7.	To amend the Company’s 2003 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance from 500,000 shares to 1,250,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8.	For the transaction of such other business as may properly come before the meeting and at any adjustment or adjournments thereof.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS (1)-(8). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Dated:

Signature(s):

Signature(s):

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR
GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE
PERSONS, ALL SHOULD SIGN.
o FOLD AND DETACH HERE o

REFAC
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON _________
     The undersigned, revoking all proxies heretofore given, hereby appoints MELVIN MESKIN, ROBERT L. TUCHMAN and MARK N. KAPLAN, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the “Company”) to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on [day], _______, at [10:00 a.m.], Eastern time and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposals proposed by management of the Company.
IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS (1)-(8). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED, PROVIDED THAT BROKER PROXIES WILL ONLY BE VOTED FOR APPROVAL OF PROPOSALS 3 THROUGH 5 (REGARDING THE PROPOSED AMENDMENTS TO THE CURRENT CHARTER) IF THE BENEFICIAL OWNER OF THE SHARES INSTRUCTS THE BROKER TO SO VOTE.
(Continued and to be signed on the reverse side)

o FOLD AND DETACH HERE o